Exhibit 10.29

FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE (the “Amendment”) is entered into as of the 5th day of June, 2010 (the “Effective Date”) by and between CONEXANT SYSTEMS, INC., a Delaware corporation (“Landlord”), and Newport Fab, LLC, a Delaware limited liability company, doing business as JAZZ SEMINCONDUCTOR, LLC (“Tenant”), with respect to the following:

RECITALS

 A.           Landlord is the landlord and Tenant is the tenant pursuant to that certain written lease dated March 12, 2002, by and between Landlord, as landlord, and SpecialtySemi Inc. (“Original Tenant”), as tenant, which has been subsequently amended (the “Lease”).  The Lease covers certain premises known as Building 503 and 505 and as El Capitan located at 4321 Jamboree Boulevard, Newport Beach, California 92660.  Tenant has succeeded to the interest of Original Tenant under the Lease.

 B.           The parties desire to amend the Lease to adjust Tenant’s Pro Rata share of electricity, on the terms and conditions set forth herein.

 NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.      Capitalized Terms.  Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Lease.

2.      Tenant’s Pro Rata Share.  Notwithstanding anything to the contrary contained in the Lease, from and after the Effective Date, Tenant’s Pro Rata Share of electricity shall mean 97.2%.

3.      Lease in Effect.  Landlord and Tenant acknowledge and agree that the Lease, except as amended by this Amendment, remains unmodified and in full force and effect in accordance with its terms.

4.      Entire Agreement.  This Amendment and the Lease embody the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

5.      Conflict of Terms.  In the event that there is any conflict or inconsistency between the terms and conditions of this Lease and this Amendment, the terms and conditions of this Amendment shall control and govern the rights and obligations of the Parties.

 IN WITNESS WHEREOF, the undersigned have entered into this Amendment to be effective as of the date first above written.

LANDLORD: CONEXANT SYSTEMS, INC. By: /s/ MARK PETERSON Title: Senior Vice President and Chief Legal Officer	TENANT: NEWPORT FAB, LLC, dba JAZZ SEMICONDUCTOR, LLC By: /s/ RAFI MOR Title: Senior Vice President and General Manager